Kaman Corporation Bloomfield, CT 06002 (860) 243-7100	NEWS

KAMAN REPORTS 2009 FOURTH QUARTER AND FULL YEAR RESULTS

Fourth Quarter and Full Year 2009 Highlights:

•	Solid Aerospace performance drives diluted earnings per share of $0.32
•	Operating margins: Aerospace, 15.2%; Industrial Distribution, 2.3%
•	Full year Free Cash Flow* of $56.9 million, 174% of Net Income

BLOOMFIELD, Connecticut (February 25, 2010) – Kaman Corp. (NASDAQ GS:KAMN) today reported financial results for the fourth quarter and full year ended December 31, 2009.

Summary of Financial Results (from continuing operations)
In thousands except per share amounts
	For the Three Months Ended December 31,

	2009	2008	$ Change
Net sales:
Industrial Distribution	$149,754	$187,197	$(37,443)
Aerospace	119,318	129,199	(9,881)
Net sales	$269,072	$316,396	$(47,324)

Operating income:
Industrial Distribution	$3,380	$5,885	$(2,505)
Aerospace	18,193	14,688	3,505
Net gain (loss) on sale of assets	(41)	127	(168)
Corporate expense	(7,826)	(8,256)	430
Operating income	$13,706	$12,444	$1,262

Diluted earnings per share	$0.32	$0.26	$0.06

“It is no surprise for me to say that the economic environment during 2009 was very difficult”, commented Neal J. Keating, Chairman, President and Chief Executive Officer. “However, we continued to move forward despite those conditions, successfully executing a variety of strategic business development opportunities and further strengthening our financial position.

Specifically, we were awarded a $53 million multi-year contract with Bell Helicopters, a premier helicopter company, to provide composite blade skins and skin core assemblies, expanded our Joint Programmable Fuze (JPF) contract with the U.S. Government, and recently completed a successful demonstration of the unmanned K-MAX ® helicopter for the U.S. Marine Corps.  We also improved our financial flexibility to pursue longer-term growth initiatives by reducing our cost structure throughout the entire Company, renegotiating and expanding our revolving credit agreement and improving our working capital management practices.”

“Kaman Reports 2009 Fourth Quarter and Full Year Results”
February 25, 2010

Segment reports follow:

Industrial Distribution segment sales decreased 20.0% in the 2009 fourth quarter to $149.8 million from $187.2 million a year ago.  On a same day sales basis, sales in the fourth quarter of 2009 were 14.7% lower than 2008.  Segment operating income for the fourth quarter of 2009 was $3.4 million, a 42.6% decrease from operating income of $5.9 million in the fourth quarter of 2008.  The operating profit margin for the fourth quarter of 2009 was 2.3% compared to 2.1% in the third quarter of 2009 and 3.1% in the fourth quarter of 2008.

Industrial Distribution segment sales for the 2009 fourth quarter reflect the continued difficult economic environment and resultant weak market conditions for the company in addition to a very strong comparative period in 2008 which experienced a sales increase of 7.5%.  Sales were lower on a sequential basis in the 2009 fourth quarter primarily as a result of there being four fewer selling days compared to the third quarter (there were 64 days in Q3 and 60 days in Q4).  Operating earnings compared to the fourth quarter of 2008 were impacted by the lower sales volume.

Segment sales for the full year 2009 were $645.5 million compared to $777.0 million in 2008, a decrease of 16.9%.  As with the fourth quarter, the full year was impacted by weak market conditions due to the economic environment and a strong comparative sales increase of 11.0% in 2008, of which 6.2% was from acquisitions.

Aerospace segment sales were $119.3 million in the 2009 fourth quarter, a decrease of 7.6% from sales of $129.2 million in the fourth quarter of 2008. Operating income for the 2009 fourth quarter was $18.2 million, compared to operating income of $14.7 million in the 2008 fourth quarter.  The operating margin in this year’s fourth quarter was 15.2% as compared to 11.4% in the comparable period in the prior year.  The increase was primarily attributable to higher profitability from the JPF program under Option 5 of that contract and higher profit margins from bearing product lines.

The decrease in segment sales from last year’s fourth quarter is a result of several factors including:  lower JPF direct commercial sales, lower Egypt upgrade program revenue, and decreased sales of commercial aerospace bearings.  These decreases were partially offset by increased sales of legacy missile fuze systems, higher sales of Boeing commercial structures due to the timing of deliveries, and increased revenues from erosion coating programs for U.S. military helicopter platforms.

For the full year 2009, Aerospace sales increased 5.1% to $500.7 million from $476.6 million in 2008.  This increase was primarily attributable to higher deliveries under the BLACKHAWK cockpit program; higher sales of JPF fuze systems; a full year of sales from Brookhouse, which was acquired during 2008; higher sales of SH-2 spares to New Zealand; and increased revenues from helicopter blade erosion coating programs.  These increases were partially offset by lower sales of commercial bearings, primarily for the business and regional jet markets, and the absence of SH-2G(A) support center program sales.

Outlook

The company’s expectations for 2010 in comparison to 2009 include:

•	Aerospace segment sales approximately flat
•	Aerospace segment operating margins up approximately 50 - 150 basis points
•	Industrial Distribution segment sales up 3% to 6%
•	Industrial Distribution segment operating margins up approximately 50 - 100 basis points

Aerospace expectations do not include potential opportunities related to either the sale of SH-2G(I) inventory or deployment of the unmanned K-MAX aircraft.

“Kaman Reports 2009 Fourth Quarter and Full Year Results”
February 25, 2010

CFO William C. Denninger commented, “Aggressive actions taken during the year facilitated the company’s strong financial performance despite challenging markets in industrial distribution and commercial aerospace.  During 2009, we generated $56.9 million of free cash flow*, far exceeding our goal of $35.0 million to $40.0 million.  This compares to a use of $29.7 million of cash in 2008, an $86.6 million year over year improvement.  Our outstanding free cash flow* generation, at 174% of net income, is a result of our focus on cash flow and asset utilization across the organization. We further strengthened our balance sheet and ended the year with a debt to capitalization ratio* of 16.9% compared to 25.6% at year end 2008.”

“As we move into 2010, we expect improvement to be modest with the first half more challenging than the second as the external environment remains soft and we face higher corporate, interest and income tax expenses.  Kaman, however, remains well positioned to continue investing in new applications and end markets for our products and will strategically pursue both organic and acquisition growth opportunities, while tightly managing costs to maximize cash flow."

Please see the MD&A section of the company’s SEC Form 10-K filed concurrent with the issuance of this release for greater detail on the quarter’s results and various company programs.

A conference call has been scheduled for tomorrow, February 26, 2010 at 8:30 AM EST.  Listeners may access the call live over the Internet through a link on the home page of the company’s website at http://www.kaman.com.  In its discussion, management may include certain non-GAAP measures related to company performance.  If so, a reconciliation of that information to GAAP will be provided in the exhibits to the conference call and will be available through the Internet link provided above.

Non-GAAP Measure Disclosure
Management believes that the non-GAAP (Generally Accepted Accounting Principles) measures indicated by an asterisk * used in this release provide investors with important perspectives into the company’s ongoing business performance.  The company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures.  Other companies may define the measures differently.  The following definitions are provided:

Free Cash Flow – Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” less “Expenditures for property, plant & equipment.”  Management believes free cash flow provides investors with an important perspective on the cash available for dividends to shareholders, debt repayment, and acquisitions after making capital investments required to support ongoing business operations and long-term value creation.  Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt.

Management uses free cash flow internally to assess both business performance and overall liquidity.  The following table illustrates the calculation of free cash flow using  “net cash provided by (used in) operating activities” and “expenditures for property, plant & equipment”, GAAP measures from the cash flow statement on page 8 (in thousands):

	For the Twelve Months Ended December 31,
	2009	2008
Net cash provided by (used in) operating activities	$70,454	$(13,719)
Expenditures for property, plant & equipment	(13,567)	(16,000)
Free Cash Flow	$56,887	$(29,719)

“Kaman Reports 2009 Fourth Quarter and Full Year Results”
February 25, 2010

Debt to Capitalization Ratio – Debt to capitalization ratio is calculated by dividing debt by capitalization.  Debt is defined as GAAP “Notes payable” plus “Current portion of long-term debt” plus “Long-term debt, excluding current portion.”  Capitalization is defined as Debt plus GAAP “Total shareholders’ equity.”  Management believes that debt to capitalization is a measurement of financial leverage and provides investors with an insight into the financial structure of the company and its financial strength.  The following table illustrates the calculation of debt to capitalization using GAAP measures from the balance sheets on page 7 (in thousands):

	Year Ended December 31,
	2009	2008
Notes payable	$1,835	$1,241
Current portion of long-term debt	5,000	5,000
Long-term debt, excluding current portion	56,800	87,924
Debt	$63,635	$94,165
Total shareholders’ equity	$312,900	$274,271
Capitalization	$376,535	$368,436
Debt to capitalization	16.9%	25.6%

Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and/or markets widely used proprietary aircraft bearings and components; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arm solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; and support for the company’s SH-2G Super Seasprite maritime helicopters and K-MAX medium-to-heavy lift helicopters.  The company is also a leading distributor of industrial parts, and operates nearly 200 customer service centers and five distribution centers across North America.  Kaman offers more than two million items including bearings, power transmission, electrical, material handling, motion control, fluid power and MRO supplies to customers in a variety of industries.  Additionally, Kaman provides value-added services such as engineering and design support for electrical, linear, hydraulic and pneumatic systems as well as belt and rubber fabrication, reducer build, hose assemblies, custom modifications, repair services, fluid analysis and motor management.

Forward-Looking Statements
This release contains forward-looking information relating to the company's business and prospects, including the Aerospace and Industrial Distribution businesses, operating cash flow, and other matters that involve a number of uncertainties that may cause actual results to differ materially from expectations. Those uncertainties include, but are not limited to: 1) the successful conclusion of competitions for government programs and thereafter contract negotiations with government authorities, both foreign and domestic; 2) political conditions in countries where the company does or intends to do business; 3) standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; 4) domestic and foreign economic and competitive conditions in markets served by the company, particularly the defense, commercial aviation and industrial production markets; 5) risks associated with successful implementation and ramp up of significant new programs; 6) management's success in increasing the volume of profitable work at the Aerospace Wichita facility;  7) successful negotiation of the Sikorsky Canadian MH-92  program price; 8) successful resale of the SH-2G(I) aircraft, equipment and spare parts;   9) receipt and successful execution of production orders for the JPF U.S. government contract, including the exercise of all contract options and receipt of orders from allied militaries, as all have been assumed in connection with goodwill impairment evaluations; 10) satisfactory resolution of the company’s litigation relating to the FMU-143 program; 11) continued support of the existing K-MAX helicopter fleet, including sale of existing K-MAX spare parts inventory; 12) cost estimates associated with environmental remediation activities at the Bloomfield, Moosup and New Hartford, CT facilities and our U.K. facilities; 13) profitable integration of acquired businesses into the company's operations; 14) changes in supplier sales or vendor incentive policies; 15) the effects of price increases or decreases; 16) the effects of pension regulations, pension plan assumptions and future contributions; 17) future levels of indebtedness and capital expenditures; 18) continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; 19) the effects of currency exchange rates and foreign competition on future operations; 20) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; 21) future repurchases and/or issuances of common stock; and 22) other risks and uncertainties set forth in the company's annual, quarterly and current reports, and proxy statements. Any forward-looking information provided in this release should be considered with these factors in mind. The company assumes no obligation to update any forward-looking statements contained in this release.

###
Contact: Eric Remington, V.P., Investor Relations
(860) 243-6334 Eric.Remington@kaman.com

“Kaman Reports 2009 Fourth Quarter and Full Year Results”
February 25, 2010

A summary of segment information follows:
Summary of Segment Information
(In thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2009	2008	2009	2008
Net sales:
Industrial Distribution	$149,754	$187,197	$645,535	$776,970
Aerospace	119,318	129,199	500,696	476,625
Net sales	$269,072	$316,396	$1,146,231	$1,253,595

Operating income:
Industrial Distribution	$3,380	$5,885	$12,612	$35,397
Aerospace	18,193	14,688	74,996	61,608	(1)
Net gain (loss) on sale of assets	(41)	127	(4)	221
Corporate expense	(7,826)	(8,256)	(33,662)	(31,960)
Operating income	$13,706	$12,444	$53,942	$65,266

(1)	Full year results for 2008 include a $7.8 million goodwill impairment charge that was not deductible for tax purposes.

“Kaman Reports 2009 Fourth Quarter and Full Year Results”
February 25, 2010

KAMAN CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2009	2008	2009	2008

Net sales	$269,072	$316,396	$1,146,231	$1,253,595
Cost of sales	195,992	235,995	840,293	921,458
Gross profit	73,080	80,401	305,938	332,137

Selling, general and administrative expenses	59,333	68,084	251,992	259,282
Goodwill impairment	-	-	-	7,810
Net (gain)/loss on sale of assets	41	(127)	4	(221)
Operating income from continuing operations	13,706	12,444	53,942	65,266
Interest expense, net	1,791	1,774	5,700	4,110
Other (income)/expense, net	(3)	84	1,232	1,990

Earnings from continuing operations
before income taxes	11,918	10,586	47,010	59,166
Income tax expense	(3,663)	(3,967)	(14,361)	(24,059)
Net earnings from continuing operations	8,255	6,619	32,649	35,107

Gain on disposal of discontinued operations
net of taxes	-	169	-	492
Net earnings from discontinued operations	-	169	-	492

Net earnings	$8,255	$6,788	$32,649	$35,599

Net earnings per share:
Basic earnings per share
from continuing operations	$0.32	$0.26	$1.27	$1.38
Basic earnings per share
from disposal of discontinued operations	-	0.01	-	0.02
Basic earnings per share	$0.32	$0.27	$1.27	$1.40

Diluted earnings per share
from continuing operations	$0.32	$0.26	$1.27	$1.38
Diluted earnings per share from discontinued
from disposal of discontinued operations	-	0.01	-	0.02
Diluted earnings per share	$0.32	$0.27	$1.27	$1.40

Average shares outstanding:
Basic	25,746	25,464	25,648	25,357
Diluted	25,964	25,612	25,779	25,512

Dividends declared per share	$0.14	$0.14	$0.56	$0.56

“Kaman Reports 2009 Fourth Quarter and Full Year Results”
February 25, 2010
KAMAN CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands except share and per share amounts)
		At December 31,
	2009		2008
Assets
Current assets:
Cash and cash equivalents.................................................................................................	$18,007	$8,161
Accounts receivable, net.....................................................................................................	135,423	173,847
Inventories.............................................................................................................................	285,263	255,817
Deferred income taxes..........................................................................................................	23,040	23,851
Income taxes receivable.......................................................................................................	-	3,450
Other current assets.............................................................................................................	20,870	21,390
Total current assets.....................................................................................................	482,603	486,516
Property, plant and equipment, net..........................................................................................	81,322	79,476
Goodwill ...................................................................................................................................	88,190	83,594
Other intangibles assets, net....................................................................................................	28,684	28,211
Deferred income taxes...............................................................................................................	69,811	71,926
Other assets................................................................................................................................	22,457	12,890
Total assets.................................................................................................................................	$773,067	$762,613

Liabilities and Shareholders’ Equity
Current liabilities:
Notes payable.......................................................................................................................	$1,835	$1,241
Current portion of long-term debt......................................................................................	5,000	5,000
Accounts payable – trade...................................................................................................	79,309	84,059
Accrued salaries and wages...............................................................................................	19,049	21,104
Accrued pension costs........................................................................................................	1,105	5,878
Accrued contract losses......................................................................................................	1,310	9,714
Advances on contracts.......................................................................................................	1,800	10,612
Other accruals and payables..............................................................................................	39,204	40,105
Income taxes payable..........................................................................................................	5,458	1,464
Total current liabilities....................................................................................................	154,070	179,177
Long-term debt, excluding current portion..............................................................................	56,800	87,924
Deferred income taxes.................................................................................................................	8,352	7,926
Underfunded pension.................................................................................................................	157,266	168,148
Due to Commonwealth of Australia..........................................................................................	34,067	-
Other long-term liabilities...........................................................................................................	49,612	45,167
Commitments and contingencies..............................................................................................
Shareholders' equity:
Capital stock, $1 par value per share:
Preferred stock, 200,000 shares authorized; none outstanding..................................	-	-
Common stock, 50,000,000 shares authorized, voting, 25,817,477 shares issued in 2009 and 25,514,525 shares issued in 2008	25,817	25,515
Additional paid-in capital....................................................................................................	89,624	85,073
Retained earnings.........................................................................................................................	302,058	283,789
Accumulated other comprehensive income (loss)...........................................................	(104,042)	(119,658)
Less 51,000 shares and 43,907 shares of common stock in 2009 and 2008, respectively, held in treasury, at cost	(557)	(448)
Total shareholders’ equity..........................................................................................	312,900	274,271
Total liabilities and shareholders’ equity..................................................................................	$773,067	$762,613

“Kaman Reports 2009 Fourth Quarter and Full Year Results”
February 25, 2010
KAMAN CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
	For the Year Ended December 31,
	2009	2008
Cash flows from operating activities:
Net earnings from continuing operations......................................................................	$32,649	$35,107
Adjustments to reconcile net earnings from continuing operations to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization......................................................................................	16,104	12,842
Change in allowance for doubtful accounts...............................................................	113	217
Net (gain) loss on sale of assets..................................................................................	4	(221)
Goodwill impairment......................................................................................................	-	7,810
Non-cash loss on derivative instruments..................................................................	1,483	306
Stock compensation expense......................................................................................	3,084	2,109
Excess tax benefits from share-based compensation arrangements.....................	55	(349)
Deferred income taxes..................................................................................................	(1,102)	10,108
Changes in assets and liabilities, excluding effects of acquisitions/divestures:
Accounts receivable.................................................................................................	(712)	(3,610)
Inventories.................................................................................................................	24,229	(35,453)
Income tax receivable...............................................................................................	3,450	(3,450)
Other current assets................................................................................................	944	3,540
Accounts payable...................................................................................................	(7,216)	(5,317)
Accrued contract losses........................................................................................	(2,335)	206
Advances on contracts..........................................................................................	(281)	1,103
Accrued expenses and payables..........................................................................	(3,644)	(11,999)
Income taxes payable.............................................................................................	3,797	(11,591)
Pension liabilities....................................................................................................	(1,073)	(12,790)
Other long-term liabilities......................................................................................	905	(2,273)
Net cash provided by (used in) operating activities of continuing operations...	70,454	(13,705)
Net cash provided by (used in) operating activities of discontinued operations.	-	(14)
Net cash provided by (used in) operating activities...............................................	70,454	(13,719)
Cash flows from investing activities:
Proceeds from sale of assets........................................................................................	59	210
Net proceeds from sale of discontinued operations.................................................	-	447
Expenditures for property, plant & equipment..........................................................	(13,567)	(16,000)
Acquisition of businesses including earn out adjustment, net of cash...............	(704)	(106,131)
Other, net.......................................................................................................................	(2,055)	(4,302)
Cash provided by (used in) investing activities of continuing operations.......	(16,267)	(125,776)
Cash provided by (used in) investing activities of discontinued operations...	-	-
Cash provided by (used in) investing activities....................................................	(16,267)	(125,776)
Cash flows from financing activities:
Net borrowings (repayments) under revolving credit agreements........................	(25,777)	31,636
Proceeds from issuance of long-term debt................................................................	-	50,000
Debt repayment.............................................................................................................	(5,000)	-
Net change in book overdraft.....................................................................................	1,444	5,003
Proceeds from exercise of employee stock plans.....................................................	1,844	3,616
Dividends paid.............................................................................................................	(14,338)	(14,181)
Debt issuance costs....................................................................................................	(3,404)	(645)
Windfall tax benefit.....................................................................................................	(55)	349
Other.............................................................................................................................	133	(723)
Cash provided by (used in) financing activities of continuing operations.....	(45,153)	75,055
Cash provided by (used in) financing activities of discontinued operations.	-	-
Cash provided by (used in) financing activities..................................................	(45,153)	75,055
Net increase (decrease) in cash and cash equivalents...........................................	9,034	(64,440)
Effect of exchange rate changes on cash and cash equivalents...........................	812	(1,297)
Cash and cash equivalents at beginning of period.................................................	8,161	73,898
Cash and cash equivalents at end of period.............................................................	$18,007	$8,161